EXHIBIT 10.26

AGREEMENT RELATING TO
TERMINATION OF ADVISORY AGREEMENT

THIS AGREEMENT is entered into as of [•], 2018 (this “Agreement”) by and between YETI Coolers, LLC, a Delaware limited liability company (the “Company”), and Cortec Management V, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS

WHEREAS, pursuant to an agreement (the “Advisory Agreement”), dated as of June 15, 2012, the Company engaged the Advisor for the provision of management advisory services;

WHEREAS, during the course of the Advisory Agreement, the Advisor has provided significant and specific management advisory services to the Company in connection with the development and implementation of the Company’s annual business plan and the Company’s ongoing business matters, related to, among other things, finance, budgeting, tax planning, risk management, manufacturing, sales, marketing, staffing levels and acquisitions;

WHEREAS, pursuant to Section IX of the Advisory Agreement, the Advisor has elected to terminate the Advisory Agreement in connection with the consummation of the initial public offering of shares (the “IPO”) of YETI Holdings, Inc. (“Holdings”), the sole unit holder of the Company; and

WHEREAS, following the consummation of the IPO, the Advisor will no longer be obligated to provide future services to the Company pursuant to the Advisory Agreement, and the Company shall no longer be obligated to pay for such services.

NOW, THEREFORE, in consideration of the premises and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.              Termination.  Effective immediately prior to the consummation of the IPO (the “Termination Date”), the Advisory Agreement and all obligations and rights thereunder shall terminate (other than the rights of the Indemnified Persons and Secondary Indemnitors (each as defined in the Advisory Agreement) under Section VII of the Advisory Agreement, as well as Sections IX, X, XV, and XVI of the Advisory Agreement, which shall survive such termination and remain in full force and effect).  For the avoidance of doubt, notwithstanding Section IX.B of the Advisory Agreement, any rights of the Advisor under Section VI of the Advisory Agreement will terminate effective as of the Termination Date; provided, however, that the Company shall reimburse the Advisor for all reasonable and documented out-of-pocket expenses incurred by the Advisor pursuant to the Advisory Agreement up to an including the Termination Date.

2.              Representations and Warranties.  Each party hereto represents and warrants that the execution and delivery of this Agreement by such party has been duly authorized by all necessary action of such party.

3.              Counterparts.  This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

4.              Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New York.  Any disputes arising out of this Agreement shall be resolved in the courts of the State of New York or of the United States, in each case sitting in New York County.  The parties agree that service of process by certified mail, return receipt requested, shall be valid and legal process, sufficient to subject the recipient to the jurisdiction of the courts specified herein.

5.              Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto.  The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury.  Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

6.              Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and such prohibited or unenforceable provision shall be replaced by a valid and enforceable provision that as closely as possible reflects the parties’ intent with respect to the prohibited or unenforceable provision, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

The undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

YETI COOLERS, LLC

By:
Name:
Title:

CORTEC MANAGEMENT V, LLC

By:
Name: David L. Schnadig
Title: Member